Exhibit 32




CERTIFICATION UNDER SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersignedcertifies that this periodic report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this periodic report fairly presents, in all material respects, the financial condition and results of operations of Patriot Transportation Holding, Inc.

                                        PATRIOT TRANSPORTATION HOLDING, INC.


December 5, 2007                        JOHN E. ANDERSON_______________

                                        John E. Anderson
                                        President and Chief Executive Officer


                                        RAY M. VAN LANDINGHAM__________

                                        Ray M. Van Landingham
                                        Vice President, Treasurer, Secretary
                                        and Chief Financial Officer


                                        JOHN D. KLOPFENSTEIN___________

                                        John D. Klopfenstein
                                        Controller and Chief
                                        Accounting Officer


A signed original of this written statement required by Section 906 has been provided to Patriot Transportation Holding, Inc. and will be retained by Patriot Transportation Holding, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

The foregoing certification accompanies the issuer's Annual Report on Form 10-K and is not filed as provided in SEC Release Nos. 33-8212, 34-4751 and IC-25967, dated June 30, 2003.